CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 194 to the Registration Statement (Form N-1A, No. 002-11357) of our report dated October 16, 2015, on the financial statements and financial highlights of Neuberger Berman All Cap Core Fund, Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Equity Fund, Neuberger Berman Global Real Estate Fund, Neuberger Berman Greater China Equity Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Equity Fund, Neuberger Berman International Select Fund, Neuberger Berman Large Cap Value Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Value Fund and Neuberger Berman World Equity Fund (fifteen of the series constituting Neuberger Berman Equity Funds) included in the August 31, 2015 Annual Report to Shareholders of Neuberger Berman Equity Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
 December 17, 2015